Exhibit 99.2

Unaudited Consolidated Financial Statements of Prologis, Inc. and Prologis, L.P. and the notes thereto as of and for the six months ended June 30, 2018 (revised to update Note 12. Subsequent Events)

PART I. FINANCIAL INFORMATION

ITEM 1. Financial Statements

PROLOGIS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2018	December 31,
	(Unaudited)	2017
ASSETS
Investments in real estate properties	$25,555,343	$25,838,644
Less accumulated depreciation	4,283,877	4,059,348
Net investments in real estate properties	21,271,466	21,779,296
Investments in and advances to unconsolidated entities	5,414,623	5,496,450
Assets held for sale or contribution	892,546	342,060
Notes receivable backed by real estate	-	34,260
Net investments in real estate	27,578,635	27,652,066

Cash and cash equivalents	527,830	447,046
Other assets	1,396,417	1,381,963
Total assets	$29,502,882	$29,481,075

LIABILITIES AND EQUITY
Liabilities:
Debt	$9,427,124	$9,412,631
Accounts payable and accrued expenses	719,679	702,804
Other liabilities	629,576	659,899
Total liabilities	10,776,379	10,775,334

Equity:
Prologis, Inc. stockholders’ equity:
Series Q preferred stock at stated liquidation preference of $50 per share; $0.01 par value; 1,379 shares issued and outstanding and 100,000 preferred shares authorized at June 30, 2018 and December 31, 2017, respectively	68,948	68,948
Common stock; $0.01 par value; 533,303 shares and 532,186 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	5,333	5,322
Additional paid-in capital	19,322,016	19,363,007
Accumulated other comprehensive loss	(1,041,486)	(901,658)
Distributions in excess of net earnings	(2,716,241)	(2,904,461)
Total Prologis, Inc. stockholders’ equity	15,638,570	15,631,158
Noncontrolling interests	3,087,933	3,074,583
Total equity	18,726,503	18,705,741
Total liabilities and equity	$29,502,882	$29,481,075

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Rental	$426,549	$447,960	$854,450	$887,844
Rental recoveries	118,130	128,417	246,172	255,466
Strategic capital	75,697	180,654	208,658	237,699
Development management and other	900	9,152	5,652	14,329
Total revenues	621,276	766,183	1,314,932	1,395,338
Expenses:
Rental	133,329	147,794	276,270	300,450
Strategic capital	34,850	51,986	78,710	83,785
General and administrative	57,615	60,077	120,043	113,694
Depreciation and amortization	203,673	228,145	407,754	454,736
Other	4,515	2,909	7,754	5,515
Total expenses	433,982	490,911	890,531	958,180

Operating income	187,294	275,272	424,401	437,158

Other income (expense):
Earnings from unconsolidated entities, net	62,549	68,596	125,205	117,201
Interest expense	(56,314)	(75,354)	(102,575)	(148,266)
Interest and other income, net	5,641	1,892	7,617	4,677
Gains on dispositions of investments in real estate, net	94,261	83,006	289,372	180,331
Foreign currency and derivative gains (losses), net	85,382	(20,055)	44,288	(27,455)
Gains (losses) on early extinguishment of debt, net	282	(30,596)	(702)	(30,596)
Total other income	191,801	27,489	363,205	95,892
Earnings before income taxes	379,095	302,761	787,606	533,050
Total income tax expense	14,104	14,781	30,656	24,381
Consolidated net earnings	364,991	287,980	756,950	508,669
Less net earnings attributable to noncontrolling interests	28,904	19,363	53,485	35,123
Net earnings attributable to controlling interests	336,087	268,617	703,465	473,546
Less preferred stock dividends	1,476	1,674	2,952	3,348
Net earnings attributable to common stockholders	$334,611	$266,943	$700,513	$470,198

Weighted average common shares outstanding – Basic	532,639	530,040	532,427	529,400
Weighted average common shares outstanding – Diluted	554,515	552,114	554,066	550,512

Net earnings per share attributable to common stockholders – Basic	$0.63	$0.50	$1.32	$0.89

Net earnings per share attributable to common stockholders – Diluted	$0.62	$0.50	$1.30	$0.88

Dividends per common share	$0.48	$0.44	$0.96	$0.88

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Consolidated net earnings	$364,991	$287,980	$756,950	$508,669
Other comprehensive income (loss):
Foreign currency translation gains (losses), net	(147,813)	3,162	(143,043)	42,829
Unrealized gains (losses) on derivative contracts, net	2,131	6,735	(4,156)	9,366
Comprehensive income	219,309	297,877	609,751	560,864
Net earnings attributable to noncontrolling interests	(28,904)	(19,363)	(53,485)	(35,123)
Other comprehensive loss (income) attributable to noncontrolling interests	7,539	(811)	7,371	(48,918)
Comprehensive income attributable to common stockholders	$197,944	$277,703	$563,637	$476,823

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, INC.

CONSOLIDATED STATEMENT OF EQUITY

Six Months Ended June 30, 2018

(Unaudited)

(In thousands)

		Common Stock			Accumulated	Distributions
		Number		Additional	Other	in Excess of	Non-
	Preferred	of	Par	Paid-in	Comprehensive	Net	controlling	Total
	Stock	Shares	Value	Capital	Loss	Earnings	Interests	Equity
Balance at January 1, 2018	$68,948	532,186	$5,322	$19,363,007	$(901,658)	$(2,904,461)	$3,074,583	$18,705,741
Consolidated net earnings	-	-	-	-	-	703,465	53,485	756,950
Effect of equity compensation plans	-	1,117	11	8,835	-	-	24,835	33,681
Capital contributions	-	-	-	-	-	-	37,974	37,974
Redemption of noncontrolling interests	-	-	-	(2,792)	-	-	(20,976)	(23,768)
Foreign currency translation losses, net	-	-	-	-	(135,793)	-	(7,250)	(143,043)
Unrealized losses on derivative contracts, net	-	-	-	-	(4,035)	-	(121)	(4,156)
Reallocation of equity	-	-	-	(46,927)	-	-	46,927	-
Distributions and other	-	-	-	(107)	-	(515,245)	(121,524)	(636,876)
Balance at June 30, 2018	$68,948	533,303	$5,333	$19,322,016	$(1,041,486)	$(2,716,241)	$3,087,933	$18,726,503

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2018	2017
Operating activities:
Consolidated net earnings	$756,950	$508,669
Adjustments to reconcile net earnings to net cash provided by operating activities:
Straight-lined rents and amortization of above and below market leases	(26,369)	(48,920)
Equity-based compensation awards	39,082	37,604
Depreciation and amortization	407,754	454,736
Earnings from unconsolidated entities, net	(125,205)	(117,201)
Operating distributions from unconsolidated entities	175,960	141,256
Decrease (increase) in operating receivables from unconsolidated entities	6,589	(117,675)
Amortization of debt discounts (premiums), net of debt issuance costs	5,971	(4,445)
Gains on dispositions of investments in real estate, net	(289,372)	(180,331)
Unrealized foreign currency and derivative losses (gains), net	(52,595)	35,266
Losses on early extinguishment of debt, net	702	30,596
Deferred income tax expense (benefit)	(1,194)	2,268
Decrease (increase) in accounts receivable and other assets	(35,756)	61,452
Decrease in accounts payable and accrued expenses and other liabilities	(89,293)	(58,115)
Net cash provided by operating activities	773,224	745,160
Investing activities:
Real estate development	(788,604)	(715,294)
Real estate acquisitions	(289,031)	(202,088)
Tenant improvements and lease commissions on previously leased space	(59,342)	(75,342)
Property improvements	(33,289)	(37,253)
Proceeds from dispositions and contributions of real estate properties	901,808	836,107
Investments in and advances to unconsolidated entities	(83,250)	(144,894)
Return of investment from unconsolidated entities	134,640	133,677
Proceeds from repayment of notes receivable backed by real estate	34,260	32,100
Proceeds from the settlement of net investment hedges	-	7,541
Payments on the settlement of net investment hedges	(3,966)	(5,058)
Net cash used in investing activities	(186,774)	(170,504)
Financing activities:
Proceeds from issuance of common stock	4,322	25,374
Dividends paid on common and preferred stock	(515,245)	(470,792)
Noncontrolling interests contributions	26,174	135,857
Noncontrolling interests distributions	(121,524)	(99,896)
Settlement of noncontrolling interests	(23,768)	(789,626)
Tax paid for shares withheld	(26,694)	(18,894)
Debt issuance costs paid	(6,386)	(6,151)
Net payments on credit facilities	(307,086)	(33,745)
Repurchase and payments of debt	(1,251,830)	(2,002,519)
Proceeds from issuance of debt	1,721,793	2,134,041
Net cash used in financing activities	(500,244)	(1,126,351)

Effect of foreign currency exchange rate changes on cash	(5,422)	15,733
Net increase (decrease) in cash and cash equivalents	80,784	(535,962)
Cash and cash equivalents, beginning of period	447,046	807,316
Cash and cash equivalents, end of period	$527,830	$271,354

See Note 11 for information on noncash investing and financing activities and other information.

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, L.P.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2018	December 31,
	(Unaudited)	2017
ASSETS
Investments in real estate properties	$25,555,343	$25,838,644
Less accumulated depreciation	4,283,877	4,059,348
Net investments in real estate properties	21,271,466	21,779,296
Investments in and advances to unconsolidated entities	5,414,623	5,496,450
Assets held for sale or contribution	892,546	342,060
Notes receivable backed by real estate	-	34,260
Net investments in real estate	27,578,635	27,652,066

Cash and cash equivalents	527,830	447,046
Other assets	1,396,417	1,381,963
Total assets	$29,502,882	$29,481,075

LIABILITIES AND CAPITAL
Liabilities:
Debt	$9,427,124	$9,412,631
Accounts payable and accrued expenses	719,679	702,804
Other liabilities	629,576	659,899
Total liabilities	10,776,379	10,775,334

Capital:
Partners’ capital:
General partner – preferred	68,948	68,948
General partner – common	15,569,622	15,562,210
Limited partners – common	218,162	165,401
Limited partners – Class A common	245,596	248,940
Total partners’ capital	16,102,328	16,045,499
Noncontrolling interests	2,624,175	2,660,242
Total capital	18,726,503	18,705,741
Total liabilities and capital	$29,502,882	$29,481,075

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Rental	$426,549	$447,960	$854,450	$887,844
Rental recoveries	118,130	128,417	246,172	255,466
Strategic capital	75,697	180,654	208,658	237,699
Development management and other	900	9,152	5,652	14,329
Total revenues	621,276	766,183	1,314,932	1,395,338
Expenses:
Rental	133,329	147,794	276,270	300,450
Strategic capital	34,850	51,986	78,710	83,785
General and administrative	57,615	60,077	120,043	113,694
Depreciation and amortization	203,673	228,145	407,754	454,736
Other	4,515	2,909	7,754	5,515
Total expenses	433,982	490,911	890,531	958,180

Operating income	187,294	275,272	424,401	437,158

Other income (expense):
Earnings from unconsolidated entities, net	62,549	68,596	125,205	117,201
Interest expense	(56,314)	(75,354)	(102,575)	(148,266)
Interest and other income, net	5,641	1,892	7,617	4,677
Gains on dispositions of investments in real estate, net	94,261	83,006	289,372	180,331
Foreign currency and derivative gains (losses), net	85,382	(20,055)	44,288	(27,455)
Gains (losses) on early extinguishment of debt, net	282	(30,596)	(702)	(30,596)
Total other income	191,801	27,489	363,205	95,892
Earnings before income taxes	379,095	302,761	787,606	533,050
Total income tax expense	14,104	14,781	30,656	24,381
Consolidated net earnings	364,991	287,980	756,950	508,669
Less net earnings attributable to noncontrolling interests	18,882	11,986	32,940	22,123
Net earnings attributable to controlling interests	346,109	275,994	724,010	486,546
Less preferred unit distributions	1,476	1,674	2,952	3,348
Net earnings attributable to common unitholders	$344,633	$274,320	$721,058	$483,198

Weighted average common units outstanding – Basic	540,084	536,060	539,547	535,392
Weighted average common units outstanding – Diluted	554,515	552,114	554,066	550,512

Net earnings per unit attributable to common unitholders – Basic	$0.63	$0.50	$1.32	$0.89

Net earnings per unit attributable to common unitholders – Diluted	$0.62	$0.50	$1.30	$0.88

Distributions per common unit	$0.48	$0.44	$0.96	$0.88

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Consolidated net earnings	$364,991	$287,980	$756,950	$508,669
Other comprehensive income (loss):
Foreign currency translation gains (losses), net	(147,813)	3,162	(143,043)	42,829
Unrealized gains (losses) on derivative contracts, net	2,131	6,735	(4,156)	9,366
Comprehensive income	219,309	297,877	609,751	560,864
Net earnings attributable to noncontrolling interests	(18,882)	(11,986)	(32,940)	(22,123)
Other comprehensive loss (income) attributable to noncontrolling interests	3,424	(561)	3,205	(48,828)
Comprehensive income attributable to common unitholders	$203,851	$285,330	$580,016	$489,913

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, L.P.

CONSOLIDATED STATEMENT OF CAPITAL

Six Months Ended June 30, 2018

(Unaudited)

(In thousands)

	General Partner				Limited Partners				Non-
	Preferred		Common		Common		Class A Common		controlling
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Interests	Total
Balance at January 1, 2018	1,379	$68,948	532,186	$15,562,210	5,656	$165,401	8,894	$248,940	$2,660,242	$18,705,741
Consolidated net earnings	-	-	-	703,465	-	9,368	-	11,177	32,940	756,950
Effect of equity compensation plans	-	-	1,117	8,846	2,057	24,835	-	-	-	33,681
Capital contributions	-	-	-	-	-	-	-	-	37,974	37,974
Redemption of noncontrolling interests	-	-	-	(2,792)	-	-	-	-	(3,157)	(5,949)
Redemption of limited partners units	-	-	-	-	(240)	(15,017)	(45)	(2,802)	-	(17,819)
Foreign currency translation losses, net	-	-	-	(135,793)	-	(1,903)	-	(2,142)	(3,205)	(143,043)
Unrealized losses on derivative contracts, net	-	-	-	(4,035)	-	(57)	-	(64)	-	(4,156)
Reallocation of capital	-	-	-	(46,927)	-	44,937	-	1,990	-	-
Distributions and other	-	-	-	(515,352)	-	(9,402)	-	(11,503)	(100,619)	(636,876)
Balance at June 30, 2018	1,379	$68,948	533,303	$15,569,622	7,473	$218,162	8,849	$245,596	$2,624,175	$18,726,503

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2018	2017
Operating activities:
Consolidated net earnings	$756,950	$508,669
Adjustments to reconcile net earnings to net cash provided by operating activities:
Straight-lined rents and amortization of above and below market leases	(26,369)	(48,920)
Equity-based compensation awards	39,082	37,604
Depreciation and amortization	407,754	454,736
Earnings from unconsolidated entities, net	(125,205)	(117,201)
Operating distributions from unconsolidated entities	175,960	141,256
Decrease (increase) in operating receivables from unconsolidated entities	6,589	(117,675)
Amortization of debt discounts (premiums), net of debt issuance costs	5,971	(4,445)
Gains on dispositions of investments in real estate, net	(289,372)	(180,331)
Unrealized foreign currency and derivative losses (gains), net	(52,595)	35,266
Losses on early extinguishment of debt, net	702	30,596
Deferred income tax expense (benefit)	(1,194)	2,268
Decrease (increase) in accounts receivable and other assets	(35,756)	61,452
Decrease in accounts payable and accrued expenses and other liabilities	(89,293)	(58,115)
Net cash provided by operating activities	773,224	745,160
Investing activities:
Real estate development	(788,604)	(715,294)
Real estate acquisitions	(289,031)	(202,088)
Tenant improvements and lease commissions on previously leased space	(59,342)	(75,342)
Property improvements	(33,289)	(37,253)
Proceeds from dispositions and contributions of real estate properties	901,808	836,107
Investments in and advances to unconsolidated entities	(83,250)	(144,894)
Return of investment from unconsolidated entities	134,640	133,677
Proceeds from repayment of notes receivable backed by real estate	34,260	32,100
Proceeds from the settlement of net investment hedges	-	7,541
Payments on the settlement of net investment hedges	(3,966)	(5,058)
Net cash used in investing activities	(186,774)	(170,504)
Financing activities:
Proceeds from issuance of common partnership units in exchange for contributions from Prologis, Inc.	4,322	25,374
Distributions paid on common and preferred units	(536,150)	(489,519)
Noncontrolling interests contributions	26,174	135,857
Noncontrolling interests distributions	(100,619)	(81,169)
Settlement of noncontrolling interests	(5,949)	(789,626)
Redemption of common limited partnership units	(17,819)	-
Tax paid for shares withheld	(26,694)	(18,894)
Debt issuance costs paid	(6,386)	(6,151)
Net payments on credit facilities	(307,086)	(33,745)
Repurchase and payments of debt	(1,251,830)	(2,002,519)
Proceeds from issuance of debt	1,721,793	2,134,041
Net cash used in financing activities	(500,244)	(1,126,351)

Effect of foreign currency exchange rate changes on cash	(5,422)	15,733
Net increase (decrease) in cash and cash equivalents	80,784	(535,962)
Cash and cash equivalents, beginning of period	447,046	807,316
Cash and cash equivalents, end of period	$527,830	$271,354

See Note 11 for information on noncash investing and financing activities and other information.

The accompanying notes are an integral part of these Consolidated Financial Statements.

PROLOGIS, INC. AND PROLOGIS, L.P.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. GENERAL

Business. Prologis, Inc. (or the “Parent”) commenced operations as a fully integrated real estate company in 1997, elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and believes the current organization and method of operation will enable it to maintain its status as a REIT. The Parent is the general partner of Prologis, L.P. (or the “Operating Partnership” or “OP”). Through the OP, we are engaged in the ownership, acquisition, development and management of logistics facilities with a focus on high-barrier, high-growth markets in 19 countries. We invest in real estate through wholly owned subsidiaries and other entities through which we co-invest with partners and investors. We maintain a significant level of ownership in these co-investment ventures, which may be consolidated or unconsolidated based on our level of control of the entity. Our current business strategy consists of two operating business segments: Real Estate Operations and Strategic Capital. Our Real Estate Operations segment represents the ownership and development of logistics properties. Our Strategic Capital segment represents the management of unconsolidated co-investment ventures. See Note 10 for further discussion of our business segments. Unless otherwise indicated, the Notes to the Consolidated Financial Statements apply to both the Parent and the OP. The terms “the Company,” “Prologis,” “we,” “our” or “us” means the Parent and OP collectively.

For each share of preferred or common stock the Parent issues, the OP issues a corresponding preferred or common partnership unit, as applicable, to the Parent in exchange for the contribution of the proceeds from the stock issuance. At June 30, 2018, the Parent owned 97.11% common general partnership interest in the OP and 100% of the preferred units in the OP. The remaining 2.89% common limited partnership interests, which include 8.8 million Class A common limited partnership units (“Class A Units”) in the OP, are owned by unaffiliated investors and certain current and former directors and officers of the Parent. Each partner’s percentage interest in the OP is determined based on the number of OP units held, including the number of OP units into which Class A Units are convertible, compared to total OP units outstanding at each period end and is used as the basis for the allocation of net income or loss to each partner. At the end of each reporting period, a capital adjustment is made in the OP to reflect the appropriate ownership interest for each of the common unitholders. These adjustments are reflected in the line items Reallocation of Equity in the Consolidated Statement of Equity of the Parent and Reallocation of Capital in the Consolidated Statement of Capital of the OP.

As the sole general partner of the OP, the Parent has complete responsibility and discretion in the day-to-day management and control of the OP and we operate the Parent and the OP as one enterprise. The management of the Parent consists of the same members as the management of the OP. These members are officers of the Parent and employees of the OP or one of its subsidiaries. As general partner with control of the OP, the Parent is the primary beneficiary and therefore consolidates the OP. Because the Parent’s only significant asset is its investment in the OP, the assets and liabilities of the Parent and the OP are the same on their respective financial statements.

Basis of Presentation. The accompanying Consolidated Financial Statements are prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”) and are presented in our reporting currency, the U.S. dollar. All material intercompany transactions with consolidated entities have been eliminated.

The accompanying unaudited interim financial information has been prepared according to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain information and note disclosures normally included in our annual financial statements prepared in accordance with GAAP have been condensed or omitted in accordance with such rules and regulations. Our management believes that the disclosures presented in these financial statements are adequate to make the information presented not misleading. In our opinion, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the financial position and results of operations for both the Parent and the OP for the reported periods have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year. The accompanying unaudited interim financial information should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, and other public information.

New Accounting Pronouncements.

New Accounting Standards Adopted

Revenue Recognition. In May 2014, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update (“ASU”) that requires companies to use a five-step model to determine when to recognize revenue from customer contracts in an effort to increase consistency and comparability throughout global capital markets and across industries. In February 2017, the FASB issued an additional ASU that provides the accounting treatment for gains and losses from the derecognition of non-financial assets, including the accounting for partial sales of real estate properties.

We adopted the revenue recognition and derecognition of non-financial assets standards (collectively “the new revenue recognition standard”) on January 1, 2018, on a modified retrospective basis.

Rental revenues and recoveries earned from leasing our operating properties are excluded from this standard and will be assessed with the adoption of the lease ASU discussed below. Our evaluation under the new revenue recognition standard included recurring and transactional fees and incentive fees (“promotes” or “promote revenues”) earned from our co-investment ventures as well as dispositions and contributions of real estate properties. There is no change in our recognition of recurring and transactional fees as we will continue to recognize these fees as we provide the services. Promote revenues are earned based on a venture’s cumulative returns over a certain time-period and the returns are determined by both the operating performance and real estate valuation of the venture, including highly variable inputs such as capitalization rates, interest rates and foreign currency exchange rates. As these key inputs are highly volatile and out of our control, and such volatility can materially impact our promotes period over period, we expect promote revenues will continue to be recognized at or near the end of the performance period. Accordingly, we do not expect significant changes in promote revenue recognition as a result of this ASU.

For dispositions of real estate properties to third parties, the standard will not impact the recognition of the sale. Beginning January 1, 2018, we recognized the entire gain attributed to contributions of real estate properties to unconsolidated entities. We previously recognized a gain on contribution only to the extent of the third-party ownership in the unconsolidated entity acquiring the property and deferred the portion of the gain related to our ownership. For discussion of net gains on contributions to unconsolidated entities recognized during the three and six months ended June 30, 2018 and 2017, see Note 2. For deferred gains from partial sales recorded prior to the adoption, we will continue to recognize these gains over the lives of the underlying real estate properties or at the time of disposition to a third party, as discussed in Note 3.

We adopted the practical expedient to only assess the recognition of revenue for open contracts during the transition period and there was no adjustment to the opening balance of retained earnings at January 1, 2018. The comparative information has not been restated and continues to be reported under the accounting standards in effect for that period.

New Accounting Standards Issued but not yet Adopted

Leases. In February 2016, the FASB issued an ASU that provides the principles for the recognition, measurement, presentation and disclosure of leases.

•

As a lessor. The accounting for lessors will remain largely unchanged from current GAAP; however, the standard requires that lessors expense, on an as-incurred basis, certain initial direct costs that are not incremental in negotiating a lease. Under existing standards, these costs are capitalizable and therefore this new standard will result in certain of these costs being expensed as incurred after adoption. During the six months ended June 30, 2018 and 2017, we capitalized $10.5 million and $12.4 million, respectively, of internal costs related to our leasing activities. This standard may also impact the timing, recognition, presentation and disclosures related to our rental recoveries from tenants earned from leasing our operating properties, although we do not expect a significant impact.

•

As a lessee. Under the standard, lessees apply a dual approach, classifying leases as either finance or operating leases. A lessee is required to record a right-of-use (“ROU”) asset and a lease liability for all leases with a term of greater than 12 months, regardless of their lease classification. We are a lessee of ground leases and office space leases. At December 31, 2017, we had approximately 90 ground and office space leases that will require us to measure and record a ROU asset and a lease liability upon adoption of the standard. There have been no significant changes to our ground and office space leases since December 31, 2017. Details of our future minimum rental payments under these ground and office space leases are disclosed in Note 4 to the Annual Report on Form 10-K for the year ended December 31, 2017.

The standard is effective for us on January 1, 2019. We expect to adopt the practical expedients available for implementation under the standard. By adopting these practical expedients, we will not be required to reassess (i) whether an expired or existing contract meets the definition of a lease; (ii) the lease classification at the adoption date for existing leases; and (iii) whether costs previously capitalized as initial direct costs would continue to be amortized. This allows us to continue to account for our ground and office space leases as operating leases, however, any new or renewed ground leases may be classified as financing leases unless they meet certain conditions to be considered a lease involving facilities owned by a government unit or authority. The standard will also require new disclosures within the accompanying notes to the Consolidated Financial Statements. While we are well into our analysis of the adoption, we will continue to evaluate the key drivers in the measurement of the ROU asset and lease liability and assess the impact the adoption will have on the Consolidated Financial Statements based on industry practice and potential updates to the ASU.

Derivatives and Hedging. In August 2017, the FASB issued an ASU that simplifies the application of hedge accounting guidance in current GAAP and improves the reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its consolidated financial statements. Among the simplification updates, the standard eliminates the requirement in current GAAP to separately recognize periodic hedge ineffectiveness. Mismatches between the changes in value of the hedged item and hedging instrument may still occur but they will no longer be separately reported. The standard requires the presentation of the earnings effect of the hedging instrument in the same income statement line item in which the earnings effect of the hedged item is reported. The standard is effective for us on January 1, 2019, but early adoption is permitted. We do not expect the adoption of this standard to have a material impact on the Consolidated Financial Statements.

NOTE 2. REAL ESTATE

Investments in real estate properties consisted of the following (dollars and square feet in thousands):

	Square Feet		Number of Buildings
	June 30,	December 31,	June 30,	December 31,	June 30,	December 31,
	2018	2017	2018	2017	2018	2017
Operating properties (1):
Buildings and improvements	287,393	294,811	1,477	1,525	$16,658,627	$16,849,349
Improved land					5,608,507	5,735,978
Development portfolio, including land costs:
Prestabilized	6,024	7,345	20	22	471,491	546,173
Properties under development	21,317	22,216	63	63	1,184,404	1,047,316
Land (1) (2)					1,111,185	1,154,383
Other real estate investments (3)					521,129	505,445
Total investments in real estate properties					25,555,343	25,838,644
Less accumulated depreciation					4,283,877	4,059,348
Net investments in real estate properties					$21,271,466	$21,779,296

(1)	During the six months ended June 30, 2018, we acquired 808 acres of land for $211.2 million and 3 operating properties for $103.1 million.

(2)	Included in our investments in real estate at June 30, 2018 and December 31, 2017, were 5,220 and 5,191 acres of land, respectively.

(3)

Included in other real estate investments were: (i) non-logistics real estate; (ii) land parcels that are ground leased to third parties; (iii) our corporate headquarters; (iv) costs related to future development projects, including purchase options on land; (v) infrastructure costs related to projects we are developing on behalf of others; and (vi) earnest money deposits associated with potential acquisitions.

Dispositions

The following table summarizes our real estate disposition activity (dollars and square feet in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Contributions to unconsolidated co-investment ventures
Number of properties	3	5	11	10
Square feet	1,164	875	4,242	3,644
Net proceeds (1)	$125,917	$115,617	$665,739	$513,106
Gains on contributions, net (1) (2)	$33,527	$37,702	$201,253	$126,068
Dispositions to third parties
Number of properties	7	20	18	38
Square feet	4,139	3,720	5,442	6,038
Net proceeds (1) (3)	$314,141	$216,290	$402,122	$459,679
Gains on dispositions, net (1) (3)	$60,734	$45,304	$88,119	$54,263

Total gains on dispositions of investments in real estate, net	$94,261	$83,006	$289,372	$180,331

(1)	Includes the contribution and disposition of land parcels.

(2)

Amounts in 2018 reflect the adoption of the new revenue recognition standard under which we recognized the entire gain attributed to contributions of real estate properties to unconsolidated entities. Amounts in 2017 reflect our prior recognition of the gain to the extent of the third-party ownership in the unconsolidated entity acquiring the property with the deferral of a portion of the gain related to our ownership.

(3)	Includes the sale of our investment in Europe Logistics Venture 1 during the six months ended June 30, 2017.

NOTE 3. UNCONSOLIDATED ENTITIES

Summary of Investments

We have investments in entities through a variety of ventures. We co-invest in entities that own multiple properties with partners and investors and we provide asset and property management services to these entities, which we refer to as co-investment ventures. These entities may be consolidated or unconsolidated, depending on the structure, our partner’s participation and other rights and our level of control of the entity. This note details our investments in unconsolidated co-investment ventures, which are accounted for using the equity method of accounting. See Note 6 for more detail regarding our consolidated investments that are not wholly owned.

We also have other ventures, generally with one partner and that we do not manage, which we account for using the equity method. We refer to our investments in all entities accounted for using the equity method, both unconsolidated co-investment ventures and other ventures, collectively, as unconsolidated entities.

The following table summarizes our investments in and advances to our unconsolidated entities (in thousands):

	June 30,	December 31,
	2018	2017
Unconsolidated co-investment ventures	$5,207,093	$5,274,702
Other ventures	207,530	221,748
Total	$5,414,623	$5,496,450

Unconsolidated Co-Investment Ventures

The following table summarizes the Strategic Capital Revenues we recognized in the Consolidated Statements of Income related to our unconsolidated co-investment ventures (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Recurring fees	$57,918	$43,478	$112,562	$87,673
Transactional fees	11,828	12,626	27,452	21,219
Promote revenues	5,674	123,946	68,218	127,092
Total strategic capital revenues from unconsolidated co-investment ventures	$75,420	$180,050	$208,232	$235,984

The following table summarizes the key property information, financial position and operating information of our unconsolidated co-investment ventures (not our proportionate share) and the amounts we recognized in the Consolidated Financial Statements related to our unconsolidated co-investment ventures (dollars and square feet in millions):

	U.S.		Other Americas		Europe		Asia		Total
As of:	Jun 30, 2018	Dec 31, 2017	Jun 30, 2018	Dec 31, 2017	Jun 30, 2018	Dec 31, 2017	Jun 30, 2018	Dec 31, 2017	Jun 30, 2018	Dec 31, 2017
Key property information
Ventures	1	1	2	2	3	3	2	2	8	8
Operating properties	554	552	205	205	653	707	114	95	1,526	1,559
Square feet	88	88	37	37	154	166	48	41	327	332

Financial position
Unconsolidated co-investment ventures:
Total assets ($)	7,188	7,062	2,073	2,118	13,176	13,586	6,694	6,133	29,131	28,899
Third-party debt ($)	2,098	2,313	752	756	2,650	2,682	2,577	2,328	8,077	8,079
Total liabilities ($)	2,307	2,520	788	782	3,689	3,655	2,881	2,685	9,665	9,642

Our investment balance ($) (1)	1,365	1,383	561	555	2,699	2,813	582	524	5,207	5,275
Our weighted average ownership (2)	26.7%	28.2%	43.8%	43.4%	32.9%	32.8%	15.1%	15.1%	28.2%	28.8%

	U.S.		Other Americas		Europe		Asia		Total
Operating information	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
For the three months ended:
Unconsolidated co-investment ventures:
Total revenues ($)	168	105	55	66	272	248	114	89	609	508
Net earnings ($)	24	15	19	22	110	93	6	93	159	223

Our earnings from unconsolidated co-investment ventures, net ($)	7	2	8	10	37	36	2	14	54	62

For the six months ended:
Unconsolidated co-investment ventures:
Total revenues ($)	336	209	108	130	560	492	222	177	1,226	1,008
Net earnings ($)	37	51	33	39	203	166	48	117	321	373

Our earnings from unconsolidated co-investment ventures, net ($)	12	7	14	16	74	66	9	18	109	107

(1)

Prologis’ investment balance is presented at our adjusted basis derived from the ventures’ U.S. GAAP information. The difference between our ownership interest of a venture’s equity and our investment balance at June 30, 2018 and December 31, 2017, results principally from three types of transactions: (i) deferred gains from the contribution of property to a venture prior to January 1, 2018 ($651.8 million and $667.3 million, respectively); (ii) recording additional costs associated with our investment in the venture ($92.4 million and $94.2 million, respectively); and (iii) advances to a venture ($219.9 million and $210.0 million, respectively). For deferred gains from partial sales recorded prior to the adoption the new revenue recognition standard, we will continue to recognize these gains over the lives of the underlying real estate properties or at the time of disposition to a third party.

(2)	Represents our weighted average ownership interest in all co-investment ventures based on each entity’s contribution of total assets, before depreciation, net of other liabilities.

Equity Commitments Related to Certain Unconsolidated Co-Investment Ventures

The following table summarizes the remaining equity commitments at June 30, 2018 (in millions):

	Equity Commitments			Expiration Date
	Prologis	Venture Partners	Total
Prologis Targeted U.S. Logistics Fund	$-	$178	$178	2019
Prologis European Logistics Fund (1)	-	1,201	1,201	2018 – 2019
Prologis UK Logistics Venture (2)	18	102	120	2021
Prologis China Logistics Venture	267	1,510	1,777	2020 – 2024
Total	$285	$2,991	$3,276

(1)	Equity commitments are denominated in euro and reported in U.S. dollars based on an exchange rate of $1.17 U.S. dollars to the euro.

(2)	Equity commitments are denominated in British pounds sterling and reported in U.S. dollars based on an exchange rate of $1.32 U.S. dollars to the British pound sterling.

NOTE 4. ASSETS HELD FOR SALE OR CONTRIBUTION

We have investments in certain real estate properties that met the criteria to be classified as held for sale or contribution at June 30, 2018 and December 31, 2017. At the time of classification, these properties were expected to be sold to third parties or were recently developed and expected to be contributed to unconsolidated co-investment ventures within twelve months. The amounts included in Assets Held for Sale or Contribution represented real estate investment balances and the related assets for each property.

Assets held for sale or contribution consisted of the following (dollars and square feet in thousands):

	June 30,	December 31,
	2018	2017
Number of operating properties	73	22
Square feet	14,735	5,384
Total assets held for sale or contribution	$892,546	$342,060
Total liabilities associated with assets held for sale or contribution – included in Other Liabilities	$22,829	$9,341

NOTE 5. DEBT

All debt is incurred by the OP. The Parent does not have any indebtedness, but guarantees the unsecured debt issued by the OP.

The following table summarizes our debt (dollars in thousands):

	June 30, 2018		December 31, 2017
	Weighted Average Interest Rate (1)	Amount Outstanding (2)	Weighted Average Interest Rate (1)	Amount Outstanding (2)
Credit facilities	0.9%	$11,658	1.8%	$317,392
Senior notes	2.9%	7,102,381	3.0%	6,067,277
Term loans	1.2%	1,402,568	1.7%	2,046,945
Unsecured other	6.1%	13,093	6.1%	13,546
Secured mortgages	5.5%	897,424	5.3%	967,471
Total	2.9%	$9,427,124	2.9%	$9,412,631

(1)

The interest rates presented represent the effective interest rates (including amortization of debt issuance costs and the noncash premiums or discounts) at the end of the period for the debt outstanding and include the impact of interest rate swaps designated as cash flow hedges, which effectively fix the interest rate on our variable rate debt.

(2)	Included in the outstanding balances were borrowings denominated in non-U.S. dollars. The following table summarizes our debt by currency (in thousands):
	June 30, 2018	December 31, 2017
British pound sterling	$653,632	$671,522
Canadian dollar	274,180	451,080
Euro	4,184,844	3,839,422
Japanese yen	1,276,029	1,306,380
U.S. dollar	3,038,439	3,144,227
Total	$9,427,124	$9,412,631

Generally, we borrow in the functional currency of the consolidated subsidiaries but we also borrow in currencies other than the U.S. dollar in the OP and may designate this borrowing as a nonderivative financial instrument. We may also hedge our foreign currency risk by designating derivative financial instruments as net investment hedges, as these amounts offset the translation adjustments on the underlying net assets of our foreign investments. See Note 9 for more information about our nonderivative and derivative financial instruments.

Credit Facilities

We have a global senior credit facility (the “Global Facility”), under which we may draw in British pounds sterling, Canadian dollars, euro, Japanese yen and U.S. dollars on a revolving basis up to $3.0 billion (subject to currency fluctuations). We have the ability to increase the Global Facility to $3.8 billion, subject to currency fluctuations and obtaining additional lender commitments. Pricing under the Global Facility, including the spread over LIBOR, facility fees and letter of credit fees, varies based on the public debt ratings of the OP. The Global Facility is scheduled to mature in April 2020; however, we may extend the maturity date for six months on two occasions, subject to the satisfaction of certain conditions and payment of extension fees.

We also have a Japanese yen revolver (the “Revolver”) with availability of ¥50.0 billion ($451.7 million at June 30, 2018). We have the ability to increase the Revolver to ¥65.0 billion ($587.2 million at June 30, 2018), subject to obtaining additional lender commitments. Pricing under the Revolver, including the spread over LIBOR, facility fees and letter of credit fees, varies based on the public debt ratings of the OP. The Revolver is scheduled to mature in February 2021; however, we may extend the maturity date for one year, subject to the satisfaction of certain conditions and payment of extension fees.

We refer to the Global Facility and the Revolver, collectively, as our “Credit Facilities.”

The following table summarizes information about our Credit Facilities at June 30, 2018 (in millions):

Aggregate lender commitments	$3,479
Less:
Borrowings outstanding	12
Outstanding letters of credit	31
Current availability	$3,436

Senior Notes

In January 2018, we issued €400.0 million ($494.2 million) of senior notes bearing a floating rate of Euribor plus 0.25%, maturing in January 2020. The exchange rate used to calculate into U.S. dollars was the spot rate at the date of the transaction. The effective interest rate was -0.08% at June 30, 2018, primarily due to the amortization of the net premium on the debt. In association with the issuance, we entered into cash flow hedges to effectively fix the interest rate, as discussed in Note 9. Following the issuance, we used the proceeds to pay down our multi-currency term loan (the “2017 Term Loan”) during the first quarter of 2018.

In June 2018, we issued $400.0 million of senior notes that bear an interest rate of 3.88% and mature in September 2028 and $300.0 million of senior notes that bear an interest rate of 4.38% and mature in September 2048. Following the issuance, we used the proceeds to pay down our Global Facility in the second quarter of 2018 and our Canadian term loan (the “2015 Canadian Term Loan”) in July 2018.

Term Loans

During the six months ended June 30, 2018, we borrowed on our Global Facility and paid down CAD 201.4 million ($158.9 million) on the 2015 Canadian Term Loan, leaving CAD $170.5 million ($128.7 million at June 30, 2018) outstanding. In association with the pay down of the 2015 Canadian Term Loan, we terminated our Canadian denominated cash flow hedges in February 2018. See Note 9 for more information.

During the six months ended June 30, 2018 and 2017, we paid down $1.0 billion and $575.7 million, and reborrowed $500.0 million and $877.5 million, on our 2017 Term Loan.

Long-Term Debt Maturities

Principal payments due on our debt for the remainder of 2018 and for each year through the period ended December 31, 2022, and thereafter were as follows at June 30, 2018 (in thousands):

	Unsecured
	Credit	Senior	Term Loans	Secured
Maturity	Facilities	Notes	and Other	Mortgages	Total
2018 (1)	$-	$-	$492	$108,137	$108,629
2019 (1)	-	-	1,014	446,328	447,342
2020 (2)	11,658	1,165,802	1,077	12,409	1,190,946
2021	-	816,060	910	14,600	831,570
2022	-	816,060	452,455	10,636	1,279,151
Thereafter	-	4,356,824	968,756	306,385	5,631,965
Subtotal	11,658	7,154,746	1,424,704	898,495	9,489,603
Premiums (discounts), net	-	(23,909)	-	2,212	(21,697)
Debt issuance costs, net	-	(28,456)	(9,043)	(3,283)	(40,782)
Total	$11,658	$7,102,381	$1,415,661	$897,424	$9,427,124

(1)

We expect to repay the amounts maturing in the next twelve months with cash generated from operations, proceeds from dispositions of real estate properties, or as necessary, with borrowings on our Credit Facilities.

(2)	Included in the 2020 maturities was the Global Facility that can be extended until 2021, as discussed above.

Financial Debt Covenants

We have $7.1 billion of senior notes and $1.4 billion of term loans outstanding at June 30, 2018 under two separate indentures, as supplemented, that were subject to certain financial covenants. We are also subject to financial covenants under our Credit Facilities and certain secured mortgages. At June 30, 2018, we were in compliance with all of our financial debt covenants.

Guarantee of Finance Subsidiary Debt

In July 2018, we formed a finance subsidiary as part of our European operations, Prologis Euro Finance LLC (“Euro Finance Subsidiary”), that is 100% indirectly owned by the OP. All unsecured debt issued by the Euro Finance Subsidiary will be fully and unconditionally guaranteed by the OP. There are no restrictions or limits on the OP’s ability to obtain funds from its subsidiaries by dividend or loan. In reliance on Rule 3-10 of Regulation S-X, the separate financial statements of the Euro Finance Subsidiary are not provided.

NOTE 6. NONCONTROLLING INTERESTS

Prologis, L.P.

We report noncontrolling interests related to several entities we consolidate but of which we do not own 100% of the equity. These entities include two real estate partnerships that have issued limited partnership units to third parties. Depending on the specific partnership agreements, these limited partnership units are redeemable for cash or, at our option into shares of the Parent’s common stock, generally at a rate of one share of common stock to one unit. We also consolidate certain entities in which we do not own 100% of the equity but the equity of these entities is not exchangeable into our common stock.

Prologis, Inc.

The noncontrolling interests of the Parent include the noncontrolling interests for the OP, as well as the limited partnership units in the OP that are not owned by the Parent.

The following table summarizes our ownership percentages, noncontrolling interests and the consolidated entities’ total assets and liabilities (dollars in thousands):

	Our Ownership Percentage		Noncontrolling Interests		Total Assets		Total Liabilities
	Jun 30, 2018	Dec 31, 2017	Jun 30, 2018	Dec 31, 2017	Jun 30, 2018	Dec 31, 2017	Jun 30, 2018	Dec 31, 2017
Prologis U.S. Logistics Venture	55.0%	55.0%	$2,539,930	$2,581,629	$6,186,215	$6,030,819	$238,101	$284,162
Other consolidated entities (1)	various	various	84,245	78,613	820,113	806,138	29,813	30,330
Prologis, L.P.			2,624,175	2,660,242	7,006,328	6,836,957	267,914	314,492
Limited partners in Prologis, L.P. (2) (3)			463,758	414,341	-	-	-	-
Prologis, Inc.			$3,087,933	$3,074,583	$7,006,328	$6,836,957	$267,914	$314,492

(1)

This line item includes our two partnerships that have issued limited partnership units to third parties, as discussed above, along with various other consolidated entities. The limited partnership units outstanding at June 30, 2018 and December 31, 2017 were exchangeable into cash or, at our option, 0.9 million and 1.0 million shares of the Parent’s common stock.

(2)	We had 8.8 million and 8.9 million Class A Units that were convertible into 8.4 million and 8.5 million limited partnership units of the OP at June 30, 2018 and December 31, 2017, respectively.

(3)

At June 30, 2018 and December 31, 2017, excluding the Class A Units, there were limited partnership units in the OP that were exchangeable into cash or, at our option, 3.9 million and 4.1 million shares of the Parent’s common stock, respectively. Also included are the vested OP Long-Term Incentive Plan Units (“LTIP Units”) associated with our long-term compensation plan. See further discussion of LTIP Units in Note 7.

NOTE 7. LONG-TERM COMPENSATION

Equity-Based Compensation Plans and Programs

Prologis Outperformance Plan (“POP”)

We allocate participation points to participants under our POP corresponding to three-year performance periods beginning January 1. The fair value of the awards is measured at the grant date and amortized over the period from the grant date to the date at which the awards vest, which range from three to ten years. POP awards are earned to the extent our three-year compound annualized total stockholder return (“TSR”) for the performance period is positive and exceeds the three-year compound annualized TSR for the Morgan Stanley Capital International (“MSCI”) US REIT Index for the same period plus 100 basis points.

We granted participation points for the 2018 – 2020 performance period in January 2018, with a fair value of $23.3 million using a Monte Carlo valuation model that assumed a risk-free interest rate of 2.1% and an expected volatility of 16.5%. The 2018 – 2020 performance period has an absolute maximum cap of $100 million. If the award is earned then 20% of the POP award is paid at the end of the performance period and the remaining 80% is subject to additional seven-year cliff vesting. The 20% that is paid at the end of the three-year performance period is subject to an additional three-year holding requirement.

The performance criteria were met for the 2015 – 2017 performance period, which resulted in awards being earned at December 31, 2017. An aggregate performance pool of $110.2 million was awarded in January 2018 in the form of 0.6 million shares of common stock and 1.2 million vested LTIP Units.

Other Equity-Based Compensation Plans and Programs

Our other equity-based compensation plans and programs include (i) the Prologis Promote Plan (“PPP”); (ii) the annual long-term incentive (“LTI”) equity award program (“Annual LTI Award”); and (iii) the annual bonus exchange program. Awards under these plans and programs may be issued in the form of restricted stock units (“RSUs”) or LTIP Units at the participant’s election. RSUs and LTIP Units are valued based on the market price of the Parent’s common stock on the date the award is granted and is charged to compensation expense over the service period. Beginning in February 2018 with awards for PPP and Annual LTI Awards, the service period is four years.

Summary of Award Activity

RSUs

The following table summarizes the activity for RSUs for the six months ended June 30, 2018 (units in thousands):

		Weighted Average
	Unvested RSUs	Grant Date Fair Value
Balance at January 1, 2018	1,374	$45.57
Granted	738	61.01
Vested and distributed	(769)	45.36
Forfeited	(31)	53.71
Balance at June 30, 2018	1,312	$54.21

LTIP Units

The following table summarizes the activity for LTIP Units for the six months ended June 30, 2018 (units in thousands):

	Vested	Unvested	Unvested Weighted Average
	LTIP Units (1)	LTIP Units (1)	Grant Date Fair Value
Balance at January 1, 2018	1,532	1,829	$46.48
Granted	-	1,246	60.95
Forfeited	-	(70)	47.66
Vested LTIP Units	887	(887)	45.25
Vested LTIP Units – POP (2)	1,170	-	N/A
Conversion to common limited partnership units	(52)	-	N/A
Balance at June 30, 2018	3,537	2,118	$55.46

(1)	The outstanding LTIP Units are exchangeable into limited partnership units of the OP and redeemable for the Parent’s common stock after they vest and other applicable conditions have been met.

(2)	Vested units were based on the POP performance criteria being met for the 2015 – 2017 performance period and represented the earned award amount, as discussed above.

NOTE 8. EARNINGS PER COMMON SHARE OR UNIT

We determine basic earnings per share or unit based on the weighted average number of shares of common stock or units outstanding during the period. We compute diluted earnings per share or unit based on the weighted average number of shares or units outstanding combined with the incremental weighted average effect from all outstanding potentially dilutive instruments.

The computation of our basic and diluted earnings per share and unit was as follows (in thousands, except per share and unit amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Prologis, Inc.	2018	2017	2018	2017
Net earnings attributable to common stockholders – Basic	$334,611	$266,943	$700,513	$470,198
Net earnings attributable to exchangeable limited partnership units (1)	10,216	7,798	20,909	13,765
Adjusted net earnings attributable to common stockholders – Diluted	$344,827	$274,741	$721,422	$483,963

Weighted average common shares outstanding – Basic	532,639	530,040	532,427	529,400
Incremental weighted average effect on exchange of limited partnership units (1)	16,847	16,364	16,560	16,409
Incremental weighted average effect of equity awards	5,029	5,710	5,079	4,703
Weighted average common shares outstanding – Diluted (2)	554,515	552,114	554,066	550,512

Net earnings per share attributable to common stockholders:
Basic	$0.63	$0.50	$1.32	$0.89
Diluted	$0.62	$0.50	$1.30	$0.88

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Prologis, L.P.	2018	2017	2018	2017
Net earnings attributable to common unitholders	$344,633	$274,320	$721,058	$483,198
Net earnings attributable to Class A Units	(5,324)	(4,347)	(11,177)	(7,678)
Net earnings attributable to common unitholders – Basic	339,309	269,973	709,881	475,520
Net earnings attributable to Class A Units	5,324	4,347	11,177	7,678
Net earnings attributable to exchangeable other limited partnership units	194	421	364	765
Adjusted net earnings attributable to common unitholders – Diluted	$344,827	$274,741	$721,422	$483,963

Weighted average common partnership units outstanding – Basic	540,084	536,060	539,547	535,392
Incremental weighted average effect on exchange of Class A Units	8,477	8,626	8,495	8,645
Incremental weighted average effect on exchange of other limited partnership units	925	1,718	945	1,772
Incremental weighted average effect of equity awards of Prologis, Inc.	5,029	5,710	5,079	4,703
Weighted average common units outstanding – Diluted (2)	554,515	552,114	554,066	550,512

Net earnings per unit attributable to common unitholders:
Basic	$0.63	$0.50	$1.32	$0.89
Diluted	$0.62	$0.50	$1.30	$0.88

(1)

The exchangeable limited partnership units include the units as discussed in Note 6. Earnings allocated to the exchangeable OP units not held by the Parent have been included in the numerator and exchangeable common units have been included in the denominator for the purpose of computing diluted earnings per share for all periods as the per share and unit amount is the same.

(2)	Our total weighted average potentially dilutive shares and units outstanding consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Class A Units	8,477	8,626	8,495	8,645
Other limited partnership units	925	1,718	945	1,772
Equity awards	8,432	9,355	8,391	8,583
Prologis, L.P.	17,834	19,699	17,831	19,000
Common limited partnership units	7,445	6,020	7,120	5,992
Prologis, Inc.	25,279	25,719	24,951	24,992

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Derivative Financial Instruments

In the normal course of business, our operations are exposed to market risks, including the effect of changes in foreign currency exchange rates and interest rates. We enter into derivative financial instruments to offset these underlying market risks. There have been no significant changes in our policy or strategy from what was disclosed in our Annual Report on Form 10-K for the year ended December 31, 2017.

The following table presents the fair value of our derivative financial instruments recognized within the line items Other Assets and Other Liabilities on the Consolidated Balance Sheet (in thousands):

	June 30, 2018		December 31, 2017
	Asset	Liability	Asset	Liability
Undesignated derivatives
Foreign currency contracts
Forwards
British pound sterling	$142	$4,017	$2,440	$8,103
Canadian dollar	1,469	253	-	1,698
Euro	3,619	6,380	2	14,234
Japanese yen	3,992	1,235	6,474	931
Mexican peso	373	-	-	-

Designated derivatives
Foreign currency contracts
Net investment hedges
Canadian dollar	1,871	-	-	7,263
Euro	-	280	-	-

Interest rate swaps
Cash flow hedges
Canadian dollar	-	-	10,223	-
Euro	-	555	-	-
Total fair value of derivatives	$11,466	$12,720	$19,139	$32,229

Undesignated Derivative Financial Instruments

Foreign Currency Contracts

The following table summarizes the activity of our undesignated foreign currency contracts for the six months ended June 30 (in millions, except for weighted average forward rates and number of active contracts):

	2018						2017
	CAD	CNY	EUR	GBP	JPY	MXN	CAD	EUR	GBP	JPY
Notional amounts at January 1	$56	$-	$233	$132	$153	$-	$38	$197	$78	$144
New contracts	13	80	54	-	28	10	-	63	137	38
Matured, expired or settled contracts	(14)	(80)	(55)	(36)	(36)	(10)	(12)	(56)	(46)	(31)
Notional amounts at June 30	$55	$-	$232	$96	$145	$-	$26	$204	$169	$151

Weighted average forward rate at June 30	1.28	-	1.20	1.30	105.53	-	1.32	1.13	1.33	106.51
Active contracts at June 30	24	-	29	16	32	-	12	26	22	32

During the six months ended June 30, 2018 and 2017, we exercised 31 and 22 forward contracts, respectively. We recognized realized losses of $1.1 million and $7.9 million for the three and six months ended June 30, 2018, respectively, and gains of $3.6 million and $8.9 million for the three and six months ended June 30, 2017, respectively, from contracts that matured, expired or settled in Foreign Currency and Derivative Gain (Losses), Net in the Consolidated Statements of Income.

We recognized unrealized gains of $30.1 million and $17.2 million for the three and six months ended June 30, 2018, respectively, and unrealized losses of $18.8 million and $32.5 million for the three and six months ended June 30, 2017, respectively, from the change in value of our outstanding foreign currency contracts within Foreign Currency and Derivative Gains (Losses), Net in the Consolidated Statements of Income.

Designated Derivative Financial Instruments

Foreign Currency Contracts

The following table summarizes the activity of our foreign currency contracts designated as net investment hedges for the six months ended June 30 (in millions, except for weighted average forward rates and number of active contracts):

	2018		2017
	CAD	EUR	CAD	GBP
Notional amounts at January 1	$99	$-	$100	$46
New contracts	100	35	99	127
Matured, expired or settled contracts	(99)	-	(100)	(173)
Notional amounts at June 30	$100	$35	$99	$-

Weighted average forward rate at June 30	1.28	1.16	1.34	-
Active contracts at June 30	2	1	2	-

Interest Rate Swaps

The following table summarizes the activity of our interest rate swaps designated as cash flow hedges for the six months ended June 30 (in millions):

	2018			2017
	CAD	EUR	USD	CAD
Notional amounts at January 1	$271	$-	$-	$271
New contracts (1)	-	500	300	-
Matured, expired or settled contracts (2)	(271)	-	(300)	-
Notional amounts at June 30	$-	$500	$-	$271

(1)

During the six months ended June 30, 2018, we entered into two interest rate swap contracts with an aggregated notional amount of €400.0 million ($499.7 million) to effectively fix the interest rate on our senior notes bearing a floating rate of Euribor plus 0.25% issued in January 2018.

(2)

During the six months ended June 30, 2018, we repaid CAD 201.4 million ($158.9 million) on our 2015 Canadian Term Loan, leaving CAD 170.5 million ($128.7 million at June 30, 2018) outstanding. At that time, we settled the interest rate swap contracts related to the 2015 Canadian Term Loan as we determined at that time it was no longer probable that we would continue to have the future cash flows as originally hedged. As a result, the $12.5 million gain in Accumulated Other Comprehensive Income (Loss) “AOCI/L” at the time of settlement was reclassified to Interest Expense during the first quarter of 2018.

During the six months ended June 30, 2018 and 2017, we had no losses due to hedge ineffectiveness.

Designated Nonderivative Financial Instruments

The following table summarizes our debt, net of accrued interest, designated as a nonderivative financial instrument to hedge our net investment in international subsidiaries (in millions):

	June 30, 2018	December 31, 2017
British pound sterling	$267	$436
Euro	$3,550	$3,620

We recognized unrealized gains of $64.6 million and $40.3 million in Foreign Currency and Derivative Losses, Net on the unhedged portion of our debt, net of accrued interest, for the three and six months ended June 30, 2018, respectively. We recognized unrealized losses of $7.2 million and $11.3 million for the three and six months ended June 30, 2017, respectively.

Other Comprehensive Income (Loss)

The change in Other Comprehensive Income (Loss) in the Consolidated Statements of Comprehensive Income during the periods presented is due to the translation into U.S. dollars on consolidation of the financial statements of our consolidated subsidiaries whose functional currency is not the U.S. dollar. The change in fair value of the effective portion of our derivative financial instruments that have been designated as net investment hedges and cash flow hedges and the translation of our nonderivative financial instruments as discussed above are also included in Other Comprehensive Income (Loss).

The following table presents these changes in Other Comprehensive Income (Loss) (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net investment hedges	$1,740	$7,197	$4,833	$9,491
Nonderivative financial instruments	223,739	(229,666)	113,862	(274,192)
Cumulative translation adjustment	(373,292)	225,631	(261,738)	307,530
Total foreign currency translation gains (losses), net	$(147,813)	$3,162	$(143,043)	$42,829

Cash flow hedges (1)	$963	$4,559	$(8,322)	$4,988
Our share of derivatives from unconsolidated co-investment ventures	1,168	2,176	4,166	4,378
Total unrealized gains (losses) on derivative contracts, net	$2,131	$6,735	$(4,156)	$9,366
Total change in other comprehensive income (loss)	$(145,682)	$9,897	$(147,199)	$52,195

(1)

We estimate an additional expense of $4.2 million will be reclassified to Interest Expense over the next 12 months from June 30, 2018, due to the amortization of previously settled derivatives designated as cash flow hedges.

Fair Value Measurements

There have been no significant changes in our policy from what was disclosed in our Annual Report on Form 10-K for the year ended December 31, 2017.

Fair Value Measurements on a Recurring Basis

At June 30, 2018, and December 31, 2017, other than the derivatives discussed previously, we did not have any significant financial assets or financial liabilities that were measured at fair value on a recurring basis in the Consolidated Financial Statements. All of our derivatives held at June 30, 2018, and December 31, 2017, were classified as Level 2 of the fair value hierarchy.

Fair Value Measurements on Nonrecurring Basis

Acquired properties and assets we expect to sell or contribute met the criteria to be measured on a nonrecurring basis at fair value and the lower of their carrying amount or their estimated fair value less the costs to sell, respectively, at June 30, 2018 and December 31, 2017. At June 30, 2018 and December 31, 2017, we estimate the fair value of our properties using Level 2 or Level 3 inputs from the fair value hierarchy. See more information on our acquired properties and assets held for sale or contribution in Notes 2 and 4, respectively.

Fair Value of Financial Instruments

At June 30, 2018, and December 31, 2017, the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts and notes receivable, accounts payable and accrued expenses were representative of their fair values.

The differences in the fair value of our debt from the carrying value in the table below were the result of differences in interest rates or borrowing spreads that were available to us at June 30, 2018 and December 31, 2017, as compared with those in effect when the debt was issued or assumed, including reduced borrowing spreads due to our improved credit ratings. The senior notes and many of the issuances of secured mortgages contain pre-payment penalties or yield maintenance provisions that could make the cost of refinancing the debt at lower rates exceed the benefit that would be derived from doing so.

The following table reflects the carrying amounts and estimated fair values of our debt (in thousands):

	June 30, 2018		December 31, 2017
	Carrying Value	Fair Value	Carrying Value	Fair Value
Credit Facilities	$11,658	$11,660	$317,392	$317,496
Senior notes	7,102,381	7,447,585	6,067,277	6,537,100
Term loans and unsecured other	1,415,661	1,431,793	2,060,491	2,075,002
Secured mortgages	897,424	937,205	967,471	1,026,197
Total	$9,427,124	$9,828,243	$9,412,631	$9,955,795

NOTE 10. BUSINESS SEGMENTS

Our current business strategy consists of two operating segments: Real Estate Operations and Strategic Capital. We generate revenues, net operating income, earnings and cash flows through our segments, as follows:

•

Real Estate Operations. This operating segment represents the ownership and development of operating properties and is the largest component of our revenues and earnings. We collect rent from our customers through operating leases, including reimbursements for the majority of our property operating costs. Each operating property is considered to be an individual operating segment with similar economic characteristics; these properties are combined within the reportable business segment based on geographic location. Our Real Estate Operations segment also includes development activities that lead to rental operations, including land held for development and properties currently under development. Within this line of business, we utilize the following: (i) our land bank; (ii) the development expertise of our local teams; and (iii) our customer relationships. Land we own and lease to customers under ground leases is also included in this segment.

•

Strategic Capital. This operating segment represents the management of unconsolidated co-investment ventures. We generate strategic capital revenues primarily from our unconsolidated co-investment ventures through asset and property management services and we earn additional revenues by providing leasing, acquisition, construction, development, financing, legal and disposition services. Depending on the structure of the venture and the returns provided to our partners, we also earn revenues through promotes periodically during the life of a venture or upon liquidation. Each unconsolidated co-investment venture we manage is considered to be an individual operating segment with similar economic characteristics; these ventures are combined within the reportable business segment based on geographic location.

Reconciliations are presented below for: (i) each reportable business segment’s revenues from external customers to Total Revenues; (ii) each reportable business segment’s net operating income from external customers to Operating Income and Earnings Before Income Taxes; and (iii) each reportable business segment’s assets to Total Assets. Our chief operating decision makers rely primarily on net operating income and similar measures to make decisions about allocating resources and assessing segment performance. The applicable components of Total Revenues, Operating Income, Earnings Before Income Taxes and Total Assets are allocated to each reportable business segment’s revenues, net operating income and assets. Items that are not directly assignable to a segment, such as certain corporate income and expenses, are not allocated but reflected as reconciling items. The following reconciliations are presented in thousands:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Segment revenues:
Real estate operations segment:
U.S.	$491,051	$529,841	$990,308	$1,053,988
Other Americas	29,948	16,444	60,379	31,533
Europe	12,908	22,076	30,110	40,307
Asia	11,672	17,168	25,477	31,811
Total real estate operations segment	545,579	585,529	1,106,274	1,157,639
Strategic capital segment:
U.S.	17,905	130,677	33,974	142,585
Other Americas	12,256	9,864	18,409	15,915
Europe	28,488	25,973	67,305	52,235
Asia	17,048	14,140	88,970	26,964
Total strategic capital segment	75,697	180,654	208,658	237,699

Total segment revenues	621,276	766,183	1,314,932	1,395,338

Segment net operating income:
Real estate operations segment:
U.S. (1)	367,935	396,274	737,299	780,374
Other Americas	22,488	10,384	45,411	20,366
Europe	8,693	16,401	21,152	29,259
Asia	8,619	11,767	18,388	21,675
Total real estate operations segment	407,735	434,826	822,250	851,674
Strategic capital segment:
U.S. (1)	5,893	99,668	1,657	101,607
Other Americas	9,032	7,587	11,939	10,732
Europe	19,382	16,342	47,045	32,732
Asia	6,540	5,071	69,307	8,843
Total strategic capital segment	40,847	128,668	129,948	153,914

Total segment net operating income	448,582	563,494	952,198	1,005,588

Reconciling items:
General and administrative expenses	57,615	60,077	120,043	113,694
Depreciation and amortization expenses	203,673	228,145	407,754	454,736
Operating income	187,294	275,272	424,401	437,158
Earnings from unconsolidated entities, net	62,549	68,596	125,205	117,201
Interest expense	(56,314)	(75,354)	(102,575)	(148,266)
Interest and other income, net	5,641	1,892	7,617	4,677
Gains on dispositions of investments in real estate, net	94,261	83,006	289,372	180,331
Foreign currency and derivative gains (losses), net	85,382	(20,055)	44,288	(27,455)
Gains (losses) on early extinguishment of debt, net	282	(30,596)	(702)	(30,596)
Earnings before income taxes	$379,095	$302,761	$787,606	$533,050

	June 30, 2018	December 31, 2017
Segment assets:
Real estate operations segment:
U.S.	$18,807,476	$19,058,610
Other Americas	1,618,701	1,767,385
Europe	970,749	1,008,340
Asia	1,023,036	1,083,764
Total real estate operations segment	22,419,962	22,918,099
Strategic capital segment:
U.S.	16,438	16,818
Europe	25,280	25,280
Asia	341	544
Total strategic capital segment	42,059	42,642
Total segment assets	22,462,021	22,960,741

Reconciling items:
Investments in and advances to unconsolidated entities	5,414,623	5,496,450
Assets held for sale or contribution	892,546	342,060
Notes receivable backed by real estate	-	34,260
Cash and cash equivalents	527,830	447,046
Other assets	205,862	200,518
Total reconciling items	7,040,861	6,520,334
Total assets	$29,502,882	$29,481,075

(1)	This includes compensation and personnel costs for employees who were located in the U.S. but also support other regions.

NOTE 11. SUPPLEMENTAL CASH FLOW INFORMATION

Our significant noncash investing and financing activities for the six months ended June 30, 2018 and 2017 included the following:

•	We capitalized $14.1 million and $14.0 million in 2018 and 2017, respectively, of equity-based compensation expense resulting from our development and leasing activities.

•

We received $105.4 million and $22.8 million in 2018 and 2017, respectively, of ownership interests in certain unconsolidated co-investment ventures as a portion of our proceeds from the contribution of properties to these entities, as disclosed in Note 2.

•	We formed a consolidated joint venture into which our partner contributed $11.8 million of land in 2018.

•	We issued 0.7 million shares in 2017 of the Parent’s common stock upon redemption of an equal number of common limited partnership units in the OP.

•	We received a $19.5 million note backed by real estate in exchange for the disposition of real estate in 2017.

We paid $154.4 million and $188.1 million for interest, net of amounts capitalized, for the six months ended June 30, 2018 and 2017, respectively.

We paid $32.3 million and $23.6 million for income taxes, net of refunds, for the six months ended June 30, 2018 and 2017, respectively.

NOTE 12. SUBSEQUENT EVENTS

Senior Notes. In July 2018, we issued senior notes through our Euro Finance Subsidiary.

Guarantee of Finance Subsidiary Debt. On August 7, 2018, we formed a finance subsidiary as part of our Japanese operations, Prologis Yen Finance LLC (“Yen Finance Subsidiary”), that is 100% indirectly owned by the OP. All unsecured debt issued by the Yen Finance Subsidiary will be fully and unconditionally guaranteed by the OP. There are no restrictions or limits on the OP’s ability to obtain funds from its subsidiaries by dividend or loan. In reliance on Rule 3-10 of Regulation S-X, the separate financial statements of the Yen Finance Subsidiary are not provided.

DCT Merger. On August 22, 2018, DCT Industrial Trust Inc. (“DCT Inc.”) merged with and into Prologis, Inc., with Prologis, Inc. surviving the merger (the “Company Merger”) and immediately prior to the effective time of the Company Merger, DCT Industrial Operating Partnership LP (“DCT OP”) merged with and into the Prologis OP, with the Prologis OP surviving the merger (the

“Partnership Merger” and, together with the Company Merger, the “Mergers”). The purchase price consideration for the Mergers was $8.5 billion in a stock-for-stock transaction, including the assumption of debt, and was based on the closing price of Prologis’ common stock on August 21, 2018. Under the terms of the Merger Agreement, at the effective time of the Company Merger, each issued and outstanding share of DCT common stock was converted automatically into 1.02 shares of Prologis’ common stock and immediately prior to the effective time of the Company Merger, each issued and outstanding common unit of DCT OP was converted automatically into 1.02 common units of Prologis OP. After consideration of all applicable factors pursuant to the business combination accounting rules, we concluded the Mergers will be treated as an asset acquisition and as a result the transaction costs will be capitalized to the basis of the acquired properties.

In connection with the Mergers, on July 2, 2018, DCT Inc., DCT OP, DCT’s board of directors (the “DCT Board”), Prologis, Inc., and Prologis OP were sued in a putative class action lawsuit, the Rosenblatt Action, filed in the United States District Court for the District of Colorado, in connection with the Mergers and the related Form S-4. The complaint in the Rosenblatt Action alleges that DCT Inc., DCT OP, the DCT Board, Prologis, Inc., and Prologis OP violated federal securities laws by omitting material information from the Form S-4, rendering the Form S-4 materially deficient. On July 10, 2018, DCT Inc., DCT OP and the DCT Board were sued in another putative class action lawsuit, the Bushansky Action, also filed in the United States District Court for the District of Colorado, and also in connection with the Mergers and the related Form S-4. On July 13, 2018, DCT Inc., DCT OP and the DCT Board were sued in a third putative class action lawsuit, the Aiken Action, filed in the United States District Court for the District of Maryland, also in connection with the Mergers and the related Form S-4. The complaints in the Bushansky Action and the Aiken Action allege that DCT Inc., DCT OP and the DCT Board violated federal securities laws by omitting from the Form S-4, and/or misrepresenting in the Form S-4, material information, rendering the Form S-4 materially deficient. In all three actions, the plaintiffs seek, among other things, (i) to enjoin the transaction (or rescind it to the extent it is completed), and (ii) attorneys' fees and costs in connection with these lawsuits.

Although the ultimate outcome of litigation cannot be predicted with certainty, we believe that these lawsuits are without merit and intend to defend against these actions vigorously.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Prologis, Inc.:

Results of Review of Interim Financial Information

We have reviewed the consolidated balance sheet of Prologis, Inc. and subsidiaries (the Company) as of June 30, 2018, the related consolidated statements of income, and consolidated statements of  comprehensive income for the three-month and six-month periods ended June 30, 2018 and 2017, the related consolidated statement of equity for the six-month period ended June 30, 2018, the related consolidated statements of cash flows for the six-month periods ended June 30, 2018 and 2017, and the related notes (collectively, the consolidated interim financial information). Based on our reviews, we are not aware of any material modifications that should be made to the consolidated interim financial information for it to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheet of the Company as of December 31, 2017, and the related consolidated statements of income, comprehensive income, equity, and cash flows for the year then ended (not presented herein); and in our report dated February 15, 2018, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2017, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Basis for Review Results

This consolidated interim financial information is the responsibility of the Company’s management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our reviews in accordance with the standards of the PCAOB. A review of consolidated interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ KPMG LLP

Denver, Colorado
July 23, 2018, except for the subsequent events described in Note 12 to the consolidated interim financial information, as to which the date is August 24, 2018.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Prologis, L.P.:

Results of Review of Interim Financial Information

We have reviewed the consolidated balance sheet of Prologis, L.P. and subsidiaries (the Operating Partnership) as of June 30, 2018, the related consolidated statements of income, and consolidated statements of comprehensive income for the three-month and six-month periods ended June 30, 2018 and 2017, the related consolidated statement of capital for the six-month period ended June 30, 2018, the related consolidated statements of cash flows for the six-month periods ended June 30, 2018 and 2017, and the related notes (collectively, the consolidated interim financial information). Based on our reviews, we are not aware of any material modifications that should be made to the consolidated interim financial information for it to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheet of the Operating Partnership as of December 31, 2017, and the related consolidated statements of income, comprehensive income, capital, and cash flows for the year then ended (not presented herein); and in our report dated February 15, 2018, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2017, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Basis for Review Results

This consolidated interim financial information is the responsibility of the Operating Partnership’s management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Operating Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our reviews in accordance with the standards of the PCAOB. A review of consolidated interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ KPMG LLP

Denver, Colorado
July 23, 2018, except for the subsequent events described in Note 12 to the consolidated interim financial information, as to which the date is August 24, 2018.